Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
Introductory Note
     On December 19, 2007, Glu Mobile, Inc. (Glu or the Company) acquired the net assets of Awaken Limited group affiliates. Awaken Limited’s principal operations are through Beijing Zhangzhong MIG Information Technology (“MIG”), a domestic limited liability company organized under the laws of the PRC. In these proforma combined condensed financial information, we will refer to the acquired companies as “MIG”. The Company acquired MIG in order to accelerate the company’s presence in China, to deepen Glu’s relationship with China Mobile, the largest wireless carrier in China, to acquire access and rights to leading franchises for the Chinese market, and to augment its internal production and publishing resources in China. These factors contributed to a purchase price in excess of the fair value of net tangible and intangible assets acquired, and, as a result, the Company recorded goodwill in connection with this transaction.
     The Company purchased all of the issued and outstanding shares of MIG for a total purchase price of $15,228 which consisted of cash consideration paid to MIG shareholders of $14,655 and transaction costs of $573. In addition, subject to MIG’s achievement of revenue and operating income milestones for the year ended December 31, 2008, the Company committed to pay additional consideration of $20,000 to the MIG shareholders and bonus payment of $5,000 to two officers of MIG, who are also shareholders. If earned, one half of the bonus (or $2,500) will be paid on the earn-out payment date and one half will be paid on December 31, 2009, if the officers continue their employment with the Company. As of the acquisition date, these two officers owned 27% of the outstanding shares of MIG. Per their employment agreements, these two shareholders will be entitled to one half of their proportionate share of the earned additional consideration (or $2,700) on the earn-out payment date and one half of their proportionate share of the earned additional consideration on December 31, 2009, if they continue their employment with the Company. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, we have not recorded the additional consideration or bonus in the initial purchase price as these amounts are contingent on MIG’s future earnings. In accordance with Emerging Issues Task Force Issue No. 98-5, “Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination”, we will record the estimated contingent consideration and bonus earned by the two officers (totaling $10,400) as compensation over the two year vesting period ending December 31, 2009.
     The following unaudited pro forma combined condensed financial information gives effect to the acquisition by the Company of all of the outstanding shares of MIG. These unaudited proforma statements were prepared as if the acquisition had been completed as of January 1, 2006 for statement of operations purposes and as of September 30, 2007 for balance sheet purposes.
     The unaudited pro forma combined condensed financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements of the Company and MIG. The Company’s historical consolidated financial statements for the year ended December 31, 2006 are included in its Form S-1 filed with the Securities and Exchange Commission on March 19, 2007 and the Company’s historical consolidated financial statements for the nine months ended September 30, 2007 included in its Form 10-Q filed on November 14, 2007. MIG’s historical combined statement of operations for the nine months ended September 30, 2007 and combined balance sheet as of September 30, 2007 are included in this Form 8-K/A.
     The historical financial statements of MIG were presented in Chinese Renminbi. For the purpose of presenting the unaudited pro forma combined condensed financial information, the combined statement of operations MIG for the year ended December 31, 2006 and nine months ended September 30, 2007 have been translated into United States Dollars at the average daily closing rates for their respective periods and the balance sheet of MIG has been translated into United States Dollars using the closing rate at September 30, 2007.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
     The pro forma acquisition adjustments described in Note 2 were based on available information and certain assumptions made by the Company’s management and may be revised as additional information becomes available. The unaudited pro forma combined condensed financial information was presented for illustrative purposes only and is not necessarily intended to represent what the Company’s financial position is or results of operations would have been if the acquisition had occurred on that date or to project the Company’s results of operations for any future period. Since the Company and MIG were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.
     The unaudited pro forma combined condensed statement of operations included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF
SEPTEMBER 30, 2007
(in thousands)

			Pro Forma
	Glu Mobile Inc.	MIG	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$71,988	$1,262	$(14,774	)(1)	$58,476
Accounts receivable, net	16,387	263	—		16,650
Prepaid royalties	8,633	—	—		8,633
Prepaid expenses and other	1,305	29	—		1,334
Amounts due from related parties	—	111	—		111

Total current assets	98,313	1,665	(14,774)		85,204
Property and equipment, net	3,993	48	—		4,041
Prepaid royalties	2,846	—	—		2,846
Other long-term assets	4,010	17	—		4,027
Intangible assets, net	3,187	—	11,710	(2)	14,897
Goodwill	39,963	—	7,949	(2)	47,912

Total assets	152,312	1,730	4,885		158,927

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	6,290	26	454	(1)	6,770
Accrued liabilities	13,308	429	—		13,737
Deferred revenue	194	24	—		218

Total current liabilities	19,792	479	454		20,725
Long-term deferred income tax	—	—	2,655	(3)	2,655
Other long-term liabilities	3,286	3,086	—		6,372

Total liabilities	23,078	3,565	3,109		29,752

Mandatorily redeemable convertible preferred stock	—	2,473	(2,473	)(4)	—

Stockholders equity/(deficit)
Common stock	3	15	(15	)(4)	3
Additional paid-in capital	178,856	1,663	(1,663	)(4)	178,856
Receivables from shareholders	—	(267)	267		—
Deferred stock-based compensation	(155)	—	—		(155)
Accumulative other comprehensive income	2,052	134	(134	)(4)	2,052
Accumulated deficit	(51,522)	(5,853)	5,794	(2)	(51,581)

Total stockholders equity/(deficit)	129,234	(4,308)	4,249		129,175

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders equity/(deficit)	$152,312	$1,730	$4,885		$158,927

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands, except per share data)

			Pro Forma
	Glu Mobile Inc	MIG	Adjustments		Combined
Revenues	$48,727	$1,649	$—		$50,376
Cost of revenues:
Royalties	13,267	87	—		13,354
Amortization of intangible assets	1,589	—	1,872	(5)	3,461

Total cost of revenues	14,856	87	1,872		16,815

Gross profit	33,871	1,562	(1,872)		33,561
Operating expenses:
Research and development	16,153	307	—		16,460
Sales and marketing	9,532	82	—		9,614
General and administrative	12,422	403	—		12,825
Amortization of intangible assets	200	—	—		200
Gain on sale of assets	(1,040)	—	—		(1,040)

Total operating expenses	37,267	792	—		38,059

Income (loss) from operations	(3,396)	770	(1,872)		(4,498)
Interest and other income/(expense), net
Interest income	2,081	4	(578	)(6)	1,507
Interest expense	(871)	—	(210	)(6)	(1,081)
Other income/(expense), net	584	(2)	—		582

Interest and other income/(expense), net	1,794	2	(788)		1,008

Income/(loss) before income taxes	(1,602)	772	(2,660)		(3,490)
Income tax provision	(813)	(1,524)	—		(2,337)

Net loss	(2,415)	(752)	(2,660)		(5,827)
Accretion to preferred stock	(17)	(651)	—		(668)
Deemed dividend	(3,130)	—	—		(3,130)

Net loss attributable to common stockholders	$(5,562)	$(1,403)	$(2,660)		$(9,625)

Net loss per share	$(0.11)				$(0.27)
Accretion to preferred stock	—				(0.03)
Deemed dividend	(0.15)				(0.15)

Net loss per share attributable to common stockholders — basic and diluted	$(0.26)				$(0.45)

Weighted average common shares outstanding — basic and diluted	21,398				21,398

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in thousands, except per share data)

			Pro Forma
	Glu Mobile Inc.	MIG	Adjustments		Combined
Revenues	$46,166	$946	$—		$47,112
Cost of revenues:
Royalties	13,713	192	—		13,905
Impairment of prepaid royalties and guarantees	355	—	—		355
Amortization of intangible assets	1,777	—	2,496	(5)	4,273

Total cost of revenues	15,845	192	2,496		18,533

Gross profit	30,321	754	(2,496)		28,579
Operating expenses:
Research and development	15,993	291	—		16,284
Sales and marketing	11,393	113	—		11,506
General and administrative	12,072	760	—		12,832
Amortization of intangible assets	616	—	—		616
Acquired in-process research and development	1,500	—	—		1,500

Total operating expenses	41,574	1,164	—		42,738

Loss from operations	(11,253)	(410)	(2,496)		(14,159)
Interest and other income/(expense), net
Interest income	682	3	(682	)(6)	3
Interest expense	(1,063)	—	(751	)(6)	(1,814)
Other income/(expense), net	(491)	(58)	—		(549)

Interest and other income/(expense), net	(872)	(55)	(1,433)		(2,360)

Loss before income taxes	(12,125)	(465)	(3,929)		(16,519)
Income tax provision	(185)	(1,510)			(1,695)

Net loss	(12,310)	(1,975)	(3,929)		(18,214)
Accretion to preferred stock	(75)	(609)	—		(684)

Net loss attributable to common stockholders	$(12,385)	$(2,584))	$(3,929)		$(18,898))

Net loss per share	$(2.48)				$(3.67)
Accretion to preferred stock	(0.02)				(0.14)

Net loss per share attributable to common stockholders — basic and diluted	$(2.50)				$(3.81)

Weighted average common shares outstanding — basic and diluted	4,954				4,954

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
NOTE 1 — PURCHASE PRICE — MIG
     The Company’s consolidated financial statements include the results of operations of MIG from the date of acquisition. Under the purchase method of accounting, the Company allocated the total purchase price of $15,228, which consisted of cash consideration paid to MIG shareholders of $14,655 and transaction costs of $573, to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the acquisition date. The following summarizes the preliminary purchase price allocation of the MIG acquisition as if the acquisition had occurred on September 30, 2007:

Assets acquired:
Cash	$1,262
Accounts receivable	263
Prepaid and other current assets	29
Amounts due from related parties	111
Property and equipment	48
Other long term assets	17
Intangible assets
Content and technology	490
Existing titles	2,200
Carrier contracts and relationships	8,510
Service providers license	400
Trade names	110
In process research and development	59
Goodwill	7,949

Total assets acquired	21,448
Liabilities assumed:
Accounts payable	(26)
Accrued liabilities	(429)
Deferred revenue	(24)

Total current liabilities	(479)
Long-term deferred tax liabilities	(2,655)
Other long-term liabilities	(3,086)

Total liabilities	(6,220)

Net acquired assets	$15,228

     The above table includes reductions to acquired goodwill to reflect adjustments to certain assumed liabilities upon completion of the purchase price allocation.
     The valuation of the identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was generally based on the fair value of these assets determined using the income and market approaches. Of the total purchase price, $11,710 was allocated to amortizable intangible assets. The amortizable intangible assets are being amortized over the respective estimated useful life of two to nine years. The fair value and estimated useful lives of the major amortizable intangible assets purchased from MIG were as follows:

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)

			Amortization for
	Fair	Useful	Year ended	Nine Months ended
Asset Class	Value	Lives	December 31, 2006	September 30, 2007
Existing content and technology	$490	2 yrs.	$245	$184
Existing titles and licenses	2,200	3 yrs.	733	550
Carrier contracts and relationships	8,510	6 yrs.	1,418	1,064
Service provider license	400	9 yrs.	45	33
Tradenames	110	2 yrs.	55	41

Total identifiable intangible assets	$11,710		$2,496	$1,872

     The total expected future amortization related to intangible assets acquired from MIG is as follows:

Amortization
Included in
Cost of
Periods Ending December 31,	Revenues
2007	110
2008	2,496
2009	2,483
2010	2,164
2011	1,463
2012	1,463
2013 and thereafter	1,531

$11,710

     In conjunction with the acquisition of MIG, the Company recorded a $59 expense for acquired in-process research and development (“IPR&D”) during the fourth quarter of 2007 because feasibility of the acquired technology had not been established and no future alternative uses existed. The IPR&D expense will be included in operating expenses in our consolidated statements of operation in the year ended December 31, 2007. The in-process research and development charge has not been included in the accompanying unaudited proforma condensed combined statements of operations as it represents a non-recurring charge directly related to the acquisition. The IPR&D expense has been included in the retained earning of the unaudited pro forma combined condensed balance sheet as of September 30, 2007.
     The IPR&D is related to the development a new mobile game title. The Company determined the value of acquired IPR&D using the discounted cash flow approach. The Company calculated the present value of the expected future cash flows attributable to the in-process technology using a 21% discount rate. This rate takes into account the percentage of completion of the development effort of approximately 60% and the risks associated with the Company’s developing this technology given changes in trends and technology in the industry. As of February 28, 2008, this acquired IPR&D project had been completed at costs similar to the original projections.
     The residual value of $7,949 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, goodwill will not be amortized but will be tested for impairment at least annually.
     The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the merger or operating efficiencies and costs savings that may be achieved with respect to the combined entities as these costs are not directly attributable to the purchase agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(in thousands)
NOTE 2 — PRO FORMA ADJUSTMENTS
     The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisition had been completed on January 1, 2006 for statement of operations purposes and as of September 30, 2007 for balance sheet purposes and to reflect the following pro forma adjustments:
(1)	Represents the cash consideration and acquisition expenses from the acquisition of MIG.

(2)	To record the amortizable intangible assets, goodwill and to write-off in process research and development of $59 resulting from the acquisition of MIG.

(3)	To record a deferred tax liability associated to the future amortization of the acquired intangible assets of MIG.

(4)	To eliminate the historical mandatorily redeemable convertible preferred shares and shareholders’ deficit of MIG.

(5)	To record the amortization of the amortizable intangible assets resulting from the purchase of MIG as if the acquisition took place on January 1, 2006. See Note 1 above for the estimated useful lives and amortization for each amortizable intangible asset.

(6)	Adjustment to reduce interest income for the cash consideration paid and record imputed interest expense on borrowings that would have been issued to finance the acquisition, had the acquisition occurred on January 1, 2006. The decrease in interest income was calculated using the average interest rate for the Company’s invested cash and short-term investments. The interest expense was calculated based upon excess of the MIG acquisition cash requirements over the available cash balances and the Company’s cost of capital.
     There were no transactions between the Company and MIG during the year ended December 31, 2006 or the nine months ended September 30, 2007.
     Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma combined condensed financial information. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. Any changes in the fair value of the net assets of MIG will change the amount of the purchase price allocated to goodwill. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.